Exhibit 8.1

List of Subsidiaries

1.
Sinovac Biotech (Hong Kong) Limited, a Hong Kong company
2.
Sinovac Biotech Co., Ltd., a PRC company
3.
Sinovac Life Sciences Co., Ltd., a PRC company
4.
Sinovac (Dalian) Vaccine Technology Co., Ltd., a PRC company
5.
Sinovac Biotech (Singapore) Pte. Ltd., a Singapore company
6.
Sinovac Biomed Co., Ltd., a PRC company
7.
Sinovac Biotech (Thailand) Co., Ltd., a Thailand company
8.
Sinovac Biotech (Philippine), INC., a Philippine company
9.
Sinovac Biotech Mexico, S. de R.L. de C.V., a Mexico company
10.
Sinovac Biotech (Peru) S.R.L., a Peru company
11.
Sinovac Pharmaceutical Co., Ltd., a PRC company
12.
Sinovac (Hainan) Life Sciences Co., Ltd., a PRC company
13.
Sinovac Health Technology Co., Ltd., a PRC company
14.
Sinovac Biotech (Colombia) S.A.S., a Colombia company
15.
Sinovac Yidao Technology Co., Ltd., a PRC company
16.
Sinovac Biotech (Ecuador) S.A.S., an Ecuador company
17.
Sinovac Biotech (Yidao) Co., Ltd., a PRC company
18.
Yihoo Biotech Co., Ltd., a PRC company
19.
Sinovac Biotech (Bangladesh) Ltd., a Bangladesh company
20.
PT SINOVAC BIOTECH INDONESIA, an Indonesia company
21.
Sinovac Biotech (Chile) SpA, a Chile company
22.
PT SIMIANS MEDICA INDONESIA, a Pakistan company

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